UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2007
PACKETEER, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-26785	77-0420107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 873-4400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 12, 2007, the Company’s Board of Directors amended Section 6.01 and 6.02 of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective on that day, to allow for the issuance of uncertificated shares. As the result, the Company may now participate in the Direct Registration System that is administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendments to the Bylaws also provide that each stockholder shall be entitled to a stock certificate upon written request to the Company’s transfer agent or registrar.
A copy of the Article 6 of the Bylaws of the Company, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits

Exhibit
Number	Description

3.1	Article 6 of the Bylaws of Packeteer, Inc, as amended on December 12, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2007

Packeteer, Inc.
By:	/s/ David C. Yntema
	Name:	David C. Yntema
	Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

3.1	Article 6 of the Bylaws of Packeteer, Inc, as amended on December 12, 2007.